EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of Ocular Therapeutix, Inc. of our report dated April 29, 2014, except for the last paragraph of Note 18, as to which the date is July 10, 2014, relating to the financial statements of Ocular Therapeutix, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

July 10, 2014